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                                                                         EX-23.2


The Board of Directors
Rose Hills Company:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.


                                       /s/ KPMG Peat Marwick LLP
                                       ----------------------------
                                       KPMG Peat Marwick LLP


Orange County, California
July 29, 1997